McGladrey & Pullen, LLP
Certified Public Accountants
8131 LBJ Freeway, Suite 875                                 Worldwide
Dallas, Texas  75251-1327                                    Services
(972) 690-6301 o  FAX (972) 669-3462                          Through
www.mcgladrey.com                                                 RSM
                                                        International

March 1, 2002



Securities and Exchange Commission 450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Sub-Item 77K of Form N-SAR for the period ended December 31, 2001 of Dominion Insight Growth Fund and are in agreement with the statements identified as Sub-Item 77K (a)(1)(i), (ii), (iv) and (v). We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ McGladrey & Pullen, LLP